UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2026

Sonida Senior Living, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-13445	75-2678809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14755 Preston Road Suite 810 Dallas, Texas	75254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 770-5600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SNDA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

INTRODUCTORY NOTE

As previously announced, on November 4, 2025, Sonida Senior Living, Inc., a Delaware corporation (the “Company” or “SNDA”), SSL Sparti LLC, a Delaware limited liability company and a wholly owned subsidiary of SNDA (“Holdco”), SSL Sparti Property Holdings Inc. (f/k/a Sparti Merger Sub, Inc.), a Maryland corporation and wholly owned subsidiary of Holdco (“SNDA Merger Sub”), CNL Healthcare Properties, Inc., a Maryland corporation (“CHP”), and CHP Merger Corp., a Maryland corporation and a wholly owned subsidiary of CHP (“CHP Merger Sub”) entered into a definitive agreement and plan of merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and subject to the terms and conditions thereof: (i) on March 10, 2026 (the “First Closing Date”), (a) CHP sold to SNDA Merger Sub equity interests in certain CHP subsidiaries (the “Equity Purchase”) in exchange for shares of common stock, $0.01 par value per share, of SNDA (“SNDA Common Stock”), (b) CHP Merger Sub merged with and into CHP, with CHP continuing as the surviving entity (the “First Merger”), and (c) CHP adopted a plan of liquidation substantially concurrently with the effective time of the First Merger (the “First Merger Effective Time”); and (ii) on March 11, 2026 (the “Second Closing Date”), CHP merged with and into SNDA Merger Sub (the “Second Merger” and, together with the Equity Purchase and the First Merger, the “Transactions”), whereupon the separate existence of CHP ceased, with SNDA Merger Sub continuing as the surviving entity of the Second Merger and a wholly-owned subsidiary of SNDA.

On March 11, 2026, the Company completed its previously announced equity financing transactions (the “Equity Financing”) in connection with the Transactions. Pursuant to the Equity Financing, the Company raised an aggregate amount of $110,000,017.12 in exchange for the issuance of 4,113,688 shares of SNDA Common Stock to (i) certain affiliates of Conversant Capital LLC (“Conversant”) and (ii) Silk Partners, LP (“Silk”, and, together with such affiliates of Conversant, the “Investors”), in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the terms of an investment agreement, dated as of November 4, 2025 (the “Conversant Investment Agreement”), between the Company and certain affiliates of Conversant and an investment agreement, dated as of November 4, 2025 (the “Silk Investment Agreement” and, together with the Conversant Investment Agreement, the “Investment Agreements”), between the Company and Silk.

The Merger Agreement, the Equity Financing and the transactions contemplated thereby were previously described in the definitive joint proxy statement/prospectus (“Joint Proxy Statement/Prospectus”) that was filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective on January 6, 2026.

The events described in this Current Report on Form 8-K took place in connection with the completion of the Transactions, which took place on March 10, 2026 and March 11, 2026.

Item 1.01	Entry into a Material Definitive Agreement

Bridge Loan Agreement

On March 10, 2026 (the “Funding Date”), the Company entered into a bridge loan agreement, dated as of March 10, 2026 (the “Bridge Loan Agreement”), by and among the Company, as borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto (the “Bridge Lenders”), Royal Bank of Canada, as administrative agent, and BMO Bank, N.A., as collateral agent, pursuant to which the Bridge Lenders made a bridge loan to the Company in an aggregate principal amount of $270,000,000 (the “Bridge Loan”).

The Company used the proceeds of the Bridge Loan, together with an aggregate principal amount of $525,000,000 of term loans and $245,000,000 of revolving loans funded to the Company under the previously announced Amended and Restated Credit Agreement, dated as of December 29, 2025 (as further amended on March 5, 2026, the “Permanent Facilities Credit Agreement”), by and among the Company, as borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto, and BMO Bank, N.A., as administrative agent, (a) to fund a portion of the cash consideration paid to the holders of common stock of CHP (the “CHP Common Stock”) pursuant to the Merger Agreement, (b) to repay certain existing unsecured senior indebtedness of CHP, (c) to pay certain fees and expenses incurred in connection with the foregoing, (d) to refinance the borrowings under the Company’s existing revolving credit facility, and (e) for general corporate purposes.

The Bridge Loan will mature on the date that is 364 days after the Funding Date. The Bridge Loan will bear interest at a rate equal to, at the Company’s option, either (a) Term SOFR plus a margin ranging from 2.00% to 1.35% depending on the Company’s total leverage ratio or (b) base rate plus a margin ranging from 1.00% to 0.35% depending on the Company’s total leverage ratio; provided that the margin applicable to the Bridge Loan will increase by 0.25% on each date that is 90, 180 and 270 days after the Funding Date.

The Bridge Loan is guaranteed by the same subsidiaries of the Company that guarantee the Permanent Facilities Credit Agreement, and is secured, on a pari passu basis with the Permanent Facilities Credit Agreement, by the same collateral that secures the Permanent Facilities Credit Agreement. In addition, each property that is owned directly by a guarantor and that satisfies certain borrowing base requirements will become borrowing base properties in support of the Bridge Loan.

The Company may prepay the Bridge Loan in whole or in part at any time without premium or penalty, other than customary breakage costs. The Company will also be required to repay the Bridge Loan to the extent the outstanding principal balance thereof exceeds the borrowing base value applicable thereto. The Bridge Loan will not amortize and the outstanding principal will be due in full on the Bridge Loan maturity date.

The Bridge Loan Agreement contains affirmative and negative covenants and events of default customary for credit agreement indebtedness and substantially consistent with the affirmative and negative covenants and events of default of the Permanent Facilities Credit Agreement. The negative covenants include limitations on the incurrence of debt, liens, investments, acquisitions, loans and advances, dividends and other payment restrictions affecting subsidiaries, restricted payments and transactions with affiliates, subject to various conditions and exceptions. In addition, the Bridge Loan Agreement will require the Company to comply with a number of financial covenants and borrowing base availability requirements, including a maximum total leverage ratio, a minimum consolidated fixed charge coverage ratio, a minimum consolidated tangible net worth, a maximum consolidated secured recourse leverage ratio, a maximum amount of permitted dividends and distributions, a maximum variable rate indebtedness ratio, a minimum implied borrowing base debt service coverage ratio and a maximum borrowing base loan to value ratio.

The foregoing description of the Bridge Loan Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Bridge Loan Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth under Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on January 5, 2026 with respect to the Permanent Facilities Credit Agreement is incorporated into this Item 1.01 by reference.

Investor Rights Agreement and Registration Rights Agreement

On March 10, 2026, in connection with the closing of the Equity Financing and in accordance with the terms of the Investment Agreements, the Company entered into (i) an Amended and Restated Investor Rights Agreement (the “Investor Rights Agreement”) with certain Conversant affiliates (the “Conversant Parties”) and Silk and (ii) an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) with the Conversant Parties, Silk, and PF Investors, LLC, in each case, to be effective as of March 11, 2026.

The information set forth under Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on November 5, 2025 (the “November 8-K”) with respect to the Investor Rights Agreement and the Registration Rights Agreement is incorporated into this Item 1.01 by reference. The foregoing description of the Investor Rights Agreement and Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to the full text of the Investor Rights Agreement and the Registration Rights Agreement, which are filed hereto as Exhibit 10.3 and 10.4, respectively, and incorporated herein by reference.

Indemnification Agreement

On March 9, 2026, the Company’s board of directors (the “Board”) approved a form of indemnification agreement (the “Indemnification Agreement”) to be entered into with each individual who serves as a director or executive officer of the Company following the effective time of the Second Merger. The Indemnification Agreement provides, among other things, for the indemnification and advancement of expenses to directors and executive officers of the Company in connection with proceedings arising from their service in such capacities, subject to certain conditions and exclusions set forth therein. The foregoing description of the Indemnification Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Indemnification Agreement, which is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

As discussed in the Introductory Note, on the First Closing Date and the Second Closing Date, the Company completed its previously announced acquisition of CHP and its subsidiaries.

Pursuant to the terms and conditions of the Merger Agreement, each share of CHP Common Stock issued and outstanding immediately prior to the First Merger Effective Time (other than shares held by SNDA, Holdco, SNDA Merger Sub, or any subsidiary of SNDA or wholly owned subsidiary of CHP (the “Excluded Shares”)) was cancelled and converted into the right to receive (i) $2.32 in cash and (ii) 0.1318 of a share of SNDA Common Stock. The Company paid approximately $404.4 million in cash and issued an aggregate number of 22,902,649 shares of SNDA Common Stock pursuant to the Merger Agreement.

Additionally, in connection with the consummation of the Transactions, (i) certain affiliates of Conversant funded an aggregate amount of $100,000,005.84 in exchange for the issuance of 3,739,716 shares of SNDA Common Stock pursuant to the Conversant Investment Agreement and (ii) Silk funded an aggregate amount of $10,000,011.28 in exchange for the issuance of 373,972 shares of SNDA Common Stock pursuant to the Silk Investment Agreement, in each case in a private placement pursuant to Section 4(a)(2) of the Securities Act, at a price of $26.74 per share of SNDA Common Stock, which is equal to the Transaction Reference Price (as defined in the Merger Agreement).

The foregoing description of the Transactions and the Merger Agreement, and the transactions contemplated thereby, including the Investment Agreements, is a summary only, does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the November 8-K, and is incorporated herein by reference as Exhibit 2.1 to this Current Report on Form 8-K, and the Conversant Investment Agreement and Silk Investment Agreement, which were filed as Exhibits 10.1 and 10.2, respectively, to the November 8-K, and are incorporated herein by reference as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 with respect to the Bridge Loan Agreement above and is incorporated in this Item 2.03 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 2.01 above with respect to the Equity Financing and the Investment Agreements is incorporated into this Item 3.02 by reference. All securities issued pursuant to the Investment Agreements were issued in an exempt transaction pursuant to Section 4(a)(2) of the Securities Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2026, the Board accepted the resignations of Elliott R. Zibel, David W. Johnson, and Noah R. Beren as directors on the Board effective as of the effective time of the Second Merger (the “Second Merger Effective Time”), and appointed as directors on the Board, effective as of the Second Merger Effective Time, Michael Simanovsky as Chairperson of the Board, and Stephen H. Mauldin and J. Chandler Martin. Such resignations were not as a result of any disagreement with the Company known to an executive officer of the Company on any matter relating to the Company’s operations, practices or policies. Messrs. Mauldin and Martin were appointed in accordance with the applicable terms and conditions set forth in the Merger Agreement. There are no transactions involving Mr. Mauldin or Mr. Martin that are required to be disclosed in this Current Report on Form 8-K pursuant to Item 404(a) of Regulation S-K.

On March 6, 2026, the Company was informed that, pursuant to its rights under the Investor Rights Agreement, Silk expects to designate Sam Levinson, Chief Investment Officer of Siget NY Partners, L.P., which acts as the investment manager for Silk, for appointment as a member of the Board effective as of May 1, 2026. There are no other transactions involving Mr. Levinson that are required to be disclosed in this Current Report on Form 8-K pursuant to Item 404(a) of Regulation S-K. Except for the Investor Rights Agreement, there is no arrangement or understanding between Mr. Levinson and any other persons or entities pursuant to which Mr. Levinson was appointed as a director of the Company.

In addition, effective immediately prior to Mr. Levinson’s appointment, Shmuel S.Z. Lieberman will resign as a member of the Board. Such resignation is not as a result of any disagreement with the Company known to an executive officer of the Company on any matter relating to the Company’s operations, practices or policies.

Pursuant to the Investor Rights Agreement, Conversant Dallas Parkway (A) LP designated Mr. Simanovsky, the Managing Partner of Conversant, for appointment as a member and the Chairperson of the Board. The information set forth under Item 1.01 of the November 8-K with respect to the Investor Rights Agreement, the Registration Rights Agreement, and the Investment Agreements is incorporated into this Item 5.02 by reference. There are no other transactions involving Mr. Simanovsky, Conversant or Conversant’s affiliates that are required to be disclosed in this Current Report on Form 8-K pursuant to Item 404(a) of Regulation S-K.

Effective upon the Second Merger Effective Time, the Board composition will be as follows:

Class I (terms expire at 2028 annual meeting)

Lilly H. Donohue

Benjamin P. Harris*

Michael Simanovsky*

Class II (terms expire at 2026 annual meeting)

Shmuel S.Z. Lieberman**

J. Chandler Martin

Brandon M. Ribar

Class III (terms expire at 2027 annual meeting)

Robert T. Grove*

Jill M. Krueger

Stephen H. Mauldin

* nominated by Conversant

** nominated by Silk

Effective upon the Second Merger Effective Time, the committees of the Board will be reconstituted as follows:

Audit Committee

Jill M. Krueger (Chair)

Lilly H. Donohue

Benjamin P. Harris

J. Chandler Martin

Nominating and Governance Committee

Benjamin P. Harris (Chair)

Jill M. Krueger

Stephen H. Mauldin

Compensation Committee

Shmuel S.Z. Lieberman (Chair)

Robert Grove

Jill M. Krueger

The newly appointed directors will be entitled to the same compensation as payable to the existing non-employee directors of the Company. Additionally, the Company expects to enter into an agreement in the form of the Indemnification Agreement with each of the newly appointed directors.

Item 8.01.	Other Events.

On March 11, 2026, SNDA issued a press release announcing the closing of the Transactions. A copy of the press released is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

Pursuant to General Instruction B.3 of Current Report on Form 8-K, the financial statements of the acquired company, CHP, are not required in this Current Report on Form 8-K because “substantially the same” financial statements were previously filed in the Joint Proxy Statement/Prospectus.

(b) Pro-Forma Financial Information

Pursuant to General Instructions B.3 of Current Report on Form 8-K, pro forma financial information with respect to the acquisition of CHP by the Company is not required in this Current Report on Form 8-K because “substantially the same” information was previously filed in the Joint Proxy Statement/Prospectus.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of November 4, 2025, by and among Sonida Senior Living, Inc., SSL Sparti LLC, Sparti Merger Sub, Inc., CNL Healthcare Properties, Inc., and CHP Merger Corp. (incorporated by reference to Exhibit 2.1 to SNDA’s Current Report on Form 8-K filed on November 5, 2025).

10.1	Investment Agreement, dated as of November 4, 2025, by and among Sonida Senior Living, Inc. and Conversant PIF Aggregator A LP, CPIF Sparti SAF, L.P., Conversant Dallas Parkway (A) LP and CPIF K Co-Invest SPT A, L.P. (incorporated by reference to Exhibit 10.1 to SNDA’s Current Report on Form 8-K filed on November 5, 2025).

10.2	Investment Agreement, dated as of November 4, 2025, by and between Sonida Senior Living, Inc. and Silk Partners, LP (incorporated by reference to Exhibit 10.2 to SNDA’s Current Report on Form 8-K filed on November 5, 2025).

10.3	Amended and Restated Investor Rights Agreement, dated as of March 10, 2026, by and among Sonida Senior Living, Inc., Conversant Dallas Parkway (A) LP, Conversant Dallas Parkway (B) LP, Conversant Dallas Parkway (D) LP, Conversant Dallas Parkway (F) LP, Conversant PIF Aggregator A LP, CPIF Sparti SAF, L.P., CPIF K Co-Invest SPT A, L.P., and Silk Partners, LP.

10.4	Amended and Restated Registration Rights Agreement, dated as of March 10, 2026, by and among Sonida Senior Living, Inc., Conversant Dallas Parkway (A) LP, Conversant Dallas Parkway (B) LP, Conversant Dallas Parkway (D) LP, Conversant Dallas Parkway (F) LP, Conversant PIF Aggregator A LP, CPIF Sparti SAF, L.P., CPIF K Co-Invest SPT A, L.P., Silk Partners, LP, and PF Investors, LLC.

10.5*	Bridge Loan Agreement, dated as of March 10, 2026, by and among Sonida Senior Living, Inc., as borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto, Royal Bank of Canada, as administrative agent, and BMO Bank N.A., as collateral agent.

10.6	Form of Indemnification Agreement

99.1	Press Release issued by Sonida Senior Living, Inc. on March 11, 2026

104	Cover Page Interactive Data File-formatted as Inline XBRL

*

Exhibits and schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted exhibit or schedule, or any section thereof, will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIDA SENIOR LIVING INC.

Date: March 11, 2026

	By:	/s/ Brandon M. Ribar
	Name:	Brandon M. Ribar
	Title:	Chief Executive Officer and President